As filed with the Securities and Exchange Commission on January 21, 2004

Registration No. 333-110631

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	13-3250533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Leigh J. Abrams
President and Chief Executive Officer
Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601
(914) 428-9098
(name and address, including zip code and telephone number,
including area code of agent for service)

With a copy to:

Harvey F. Milman, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103
(212) 977-9700

TERMINATION OF REGISTRATION

              This Post-Effective Amendment No. 1 is filed to terminate the registration statement with respect to 565,000 shares of common stock, par value $0.01 per share (the “Registered Shares”), of Drew Industries Incorporated (“Registrant”) registered pursuant to a Registration Statement on Form S-3 (No. 333-110631) declared effective by the Securities and Exchange Commission on December 3, 2003. The Registered Shares were offered for sale by the selling stockholders (as described in the Registration Statement) and Registrant did not receive proceeds from the sale of any Registered Shares.

              All 565,000 Registered Shares were sold in a third market block transaction to institutional investors.

              The costs and expenses of registration were $30,194. In the Registration Statement, Registrant inadvertently stated that the costs and expenses would be paid or reimbursed by the selling stockholders; however, the costs and expenses were paid by Registrant. All selling expenses, including selling commissions, were paid by the selling stockholders.

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on January 21, 2004

DREW INDUSTRIES INCORPORATED By /s/ Leigh J. Abrams —————————————— Leigh J. Abrams, President and Chief Executive Officer

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